Exhibit 8.1

ORRICK, HERRINGTON & SUTCLIFFE LLP
THE ORRICK BUILDING
405 HOWARD STREET
SAN FRANCISCO, CALIFORNIA 94105-2669

tel +1-415-773-5700
fax +1-415-773-5759

WWW.ORRICK.COM

April 28, 2011

TC PipeLines, LP

13710 FNB Parkway

Omaha, NE 68154-5200

Re:                               TC PipeLines, LP

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to TC PipeLines, LP, a Delaware limited partnership (the “Partnership”), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form S-3 (File No. 333-166221) filed by the Partnership with the Commission, which Registration Statement was declared effective by the Commission on April 22, 2010 (the “Registration Statement”), for the purpose of registering under the Act, among other securities, common units representing limited partner interests in the Partnership and (ii) in the preparation of a prospectus dated April 27, 2011 (the “Prospectus”), a preliminary prospectus supplement dated April 27, 2011 (the “Preliminary Prospectus Supplement”), and a prospectus supplement (the “Prospectus Supplement”) dated April 28, 2011, each filed with the Commission in accordance with Rule 424(b) under the Act, in connection with the offer and sale (the “Offering”) of an aggregate of 7,245,000 common units (including 945,000 common units which will be issued pursuant to the exercise of an over-allotment option) representing limited partner interests in the Partnership (the “Common Units”). In connection therewith, we have participated in the preparation of the discussion set forth under the caption  “Material Tax Considerations” in the Prospectus and under the caption “Tax Considerations” in the Preliminary Prospectus Supplement and Prospectus Supplement (collectively, the “Discussions”). Capitalized terms used and not otherwise defined herein have the meaning ascribed to them in the Prospectus.

All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein (i) as of the date of the Prospectus in respect of the discussion set forth under the caption “Material Tax Considerations” and (ii) as of the date of the Preliminary Prospectus Supplement and Prospectus Supplement in respect of the discussion set forth under the caption “Tax Considerations,” subject to the qualifications and assumptions stated in the Discussions.  In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided are accurate discussions of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in the Discussions, as to which we express no opinion).

This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusions. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K and to the references to our firm and this opinion contained in the Discussions. In giving this consent, however, we do not hereby admit that we are we are “experts” under the Act or under the rules and regulations of the Commission relating thereto, with respect to any part of the Registration Statement, including this exhibit to the Current Report on Form 8-K.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP